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EXHIBIT 15.1


October 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 31, 2001 and August 2, 2001 on our reviews of interim financial information of ICN Pharmaceuticals, Inc. for the periods ended March 31, 2001 and June 30, 2001, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated October 29, 2001.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Orange County, CA